UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 21, 2006

Date of Report (Date of earliest event reported)

Avantogen Oncology, Inc.

(Exact name of registrant as specified in its charter)

Nevada	33-55254-28	87-0438641
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2121 Avenue of the Stars, Suite 2550, Los Angeles, California 90067

(Address of Principal Executive Offices) (Zip Code)

310-553-5533

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth below in Item 5.02 is hereby incorporated into Item 1.01 by reference.

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 21, 2006, J. Lauro Valdovinos resigned as registrant’s Chief Financial Officer. At the same time, Angela Bronow Davanzo was appointed as registrant’s Chief Financial Officer.

Ms. Davanzo, registrant’s new Chief Financial Officer, has over twenty (20) years of diverse financial management and biotechnology experience. For the last fifteen (15) years, she has held a variety of financial planning and analysis, accounting and treasury positions at Amgen Inc., including, since 2001, Senior Associate Director, Strategic Leadership Operations Team – Nephrology; Associate Director, Corporate Customer Marketing – Nephrology; Associate Director, Corporate Pricing; Associate Director, Assistant Treasurer; and Associate Director, Corporate Accounting. Prior thereto, Ms. Davanzo was the Controller at Brentwood Associates, a venture capital group. She began her career at Arthur Young & Company performing audits on various public and private companies. Ms. Davanzo is a Certified Public Accountant.

Registrant and Ms. Davanzo have entered into an Employment Agreement dated as of July 17, 2006 pursuant to which Ms. Davanzo will serve as registrant’s Chief Financial Officer for an initial term of three (3) years, subject to automatic renewal from year to year thereafter unless either party gives notice of termination at least ninety (90) days prior to the automatic renewal date, at a base salary of $200,000 per year. Subject to the attainment of certain goals and objectives established from time to time by the Compensation Committee of the Board of Directors of registrant, Ms. Davanzo will also be entitled to an annual performance bonus in cash in an amount of up to 25% of her base salary. Subject to the achievement of certain milestones, registrant will also grant Ms. Davanzo stock options aggregating 2% of the outstanding Common Stock of registrant on a fully-diluted basis. Ms. Davanzo’s employment may be terminated by registrant with or without Good Cause (or by Ms. Davanzo with or without Good Reason). In the event of termination by registrant without Good Cause or by Ms. Davanzo with Good Reason, registrant will pay Ms. Davanzo a lump sum severance amount equal to the lesser of (a) one year’s salary and (b) the balance of her salary for the unexpired portion of the initial term or renewal term, as the case may be, but in no event less than six (6) months’ salary, and continue her medical and dental benefits for one year from the date of termination, and all of Ms. Davanzo’s unvested stock options will immediately vest. The foregoing summary of the terms and conditions of the Employment Agreement does not purport to be complete and is qualified in its entirety and incorporated by reference to the full text thereof filed as Exhibit 10.1 hereto.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this report:

10.1	Employment Agreement dated as of July 17, 2006 between Avantogen Oncology, Inc. and Angela Bronow Davanzo.

99.1	Press release dated August 22, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avantogen Oncology, Inc.

By:	/s/ Christopher Nowers
Christopher Nowers
Chief Executive Officer

Date: August 22, 2006

EXHIBIT INDEX

10.1	Employment Agreement dated as of July 17, 2006 between Avantogen Oncology, Inc. and Angela Bronow Davanzo.

99.1	Press release dated August 22, 2006.